Exhibit 5.1

[Dow Lohnes PLLC Letterhead]

May 26, 2006

Cox Radio, Inc.

6205 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel for Cox Radio, Inc., a Delaware corporation (“Cox”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) pertaining to 500,000 shares (the “Shares”) of Cox’s Class A Common Stock, $0.33 par value per share, being registered for issuance by Cox pursuant to the Cox Radio, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) and an indeterminate number of interests in the Plan (the “Interests”) that may be acquired thereunder.

In preparing this opinion we have reviewed (i) the Registration Statement, (ii) Cox’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws, (iii) the Plan, and (iv) a certificate of the Assistant Secretary of Cox, including, without limitation, the resolutions approving the issuance of the Shares.

As to matters of fact relevant to our opinion, we have relied upon oral representations of officers and other representatives of Cox, without further investigation. With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware and federal law of the United States of America, insofar as such laws apply (collectively “Applicable Law”); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the “Commission”) in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Plan; and (iii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Plan and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable; and (ii) the Interests conferred under the Plan to employees participating in the Plan, to the extent and upon the terms and conditions described therein are enforceable obligations of Cox under Applicable Law, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors’ rights generally and general equitable principles.

This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Cox, the Shares or the Interests.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

DOW LOHNES PLLC

By:	/s/ Thomas D. Twedt
Thomas D. Twedt, Member